UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM
8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 20, 2020

RESTAURANT BRANDS INTERNATIONAL INC.
RESTAURANT BRANDS INTERNATIONAL LIMITED PARTNERSHIP
(Exact name of registrant as specified in its charter)

Canada	001-36786	98-1202754
Ontario	001-36787	98-1206431
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

130 King Street West, Suite 300 Toronto, Ontario	M5X 1E1
(Address of Principal Executive Offices)	(Zip Code)
(905)
845-6511
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Shares, without par value	QSR	New York Stock Exchange
Toronto Stock Exchange
Securities registered pursuant to Section 12(g) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Class B exchangeable limited partnership units	QSP	Toronto Stock Exchange

Check the appropriate box below if the Form
8-K
filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule
12b-2
of the Securities Exchange Act of 1934
(§240.12b-2
of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.
On October 20, 2020, 1011778 B.C. Unlimited Liability Company, an unlimited liability company organized under the laws of British Columbia (the “Issuer”), and New Red Finance, Inc., a Delaware corporation and a direct wholly owned subsidiary of the Issuer (the
“Co-Issuer”
and, together with the Issuer, the “Issuers”), each a subsidiary of Restaurant Brands International Inc., a corporation organized under the laws of Canada (the “Company”), entered into a purchase agreement (the “Purchase Agreement”) with the guarantors named therein (the “Guarantors”) and Morgan Stanley & Co, LLC (“Morgan Stanley”), as representative of the several initial purchasers listed in Schedule 1 thereto (the “Initial Purchasers”), relating to the sale by the Issuers of $750 million in aggregate principal amount of their 3.500% First Lien Senior Secured Notes due 2029 (the “Notes”), in a private offering to persons reasonably believed to be “qualified institutional buyers” as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States pursuant to Regulation S under the Securities Act. The Notes and the related guarantees have not been and will not be registered under the Securities Act and may not be offered or sold in the U.S. absent registration or an applicable exemption from the registration requirements under the Securities Act and applicable state securities laws.
The Notes will be first lien senior secured obligations of the Issuers, guaranteed on a senior secured basis by each of the Company’s subsidiaries that guarantee the Issuers’ obligations under the Issuers’ existing senior secured credit facilities.
The Purchase Agreement contains customary representations, warranties and covenants by the Issuers and the Guarantors together with customary closing conditions. Under the terms of the Purchase Agreement, the Issuers and the Guarantors have agreed to indemnify the Initial Purchasers against certain liabilities. The offering of the Notes (the “Notes Offering”) is expected to close on or about November 9, 2020, in accordance with the terms of the Purchase Agreement.
The Issuers expect to use the proceeds from the Notes Offering, together with cash on hand, to redeem a portion of the outstanding aggregate principal amount of the Issuers’ 4.25% First Lien Senior Secured Notes due 2024 (the “2024 Second Lien Notes”), plus any accrued and unpaid interest thereon, and pay related premium, fees and expenses.

Item 8.01	Other Events.
On October 20, 2020, the Company issued a press release to announce the pricing of the Notes. A copy of the press release is attached hereto as Exhibit 99.
Also on October 20, 2020, in connection with the Notes Offering, the Issuers called for redemption $725 million of outstanding aggregate principal amount of their 2024 First Lien Notes at a redemption price equal to 102.125% of the principal amount thereof plus accrued and unpaid interest, if any, to, but excluding, the redemption date.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99	Press release issued by the Company on October 20, 2020.

104	Cover Page Interactive File (the cover page tags are embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RESTAURANT BRANDS INTERNATIONAL INC. RESTAURANT BRANDS INTERNATIONAL LIMITED PARTNERSHIP, by its general partner RESTAURANT BRANDS INTERNATIONAL INC.

Date: October 20, 2020	/s/ Jill Granat
	Name:	Jill Granat
	Title:	General Counsel and Corporate Secretary